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                                                                    EXHIBIT 99.1

                     [SUN HYDRAULICS CORPORATION LETTERHEAD]


FOR RELEASE: Immediately

Contact:
Richard K. Arter     Investor Relations        941-362-1200
Richard J. Dobbyn    Chief Financial Officer   941-362-1200


           SUN HYDRAULICS CORPORATION DECLARES FOURTH QUARTER DIVIDEND


SARASOTA, FLA, December 22, 1997 -- Sun Hydraulics Corporation (NASDAQ:SNHY) has announced a $0.035 per share dividend on its common stock. The dividend is payable on January 15, 1998, to shareholders of record as of December 31, 1997.

Sun Hydraulics Corporation, with manufacturing and distribution facilities in Sarasota, Florida, Coventry, England and Erkelenz, Germany, is a leading designer and manufacturer of high-performance screw-in hydraulic cartridge valves and manifolds for global mobile and industrial markets.

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